UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 23, 2004

Date of Report (date of earliest event reported)

Autodesk, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 McInnis Parkway

San Rafael, California 94903

(Address of principal executive offices)

(415) 507-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 2.02. Results of Operations and Financial Condition

On August 19, 2004, Autodesk, Inc. issued a press release reporting its results for the three months and six months ended July 31, 2004 which included Autodesk’s Condensed Consolidated Statements of Cash Flows for the six months ended July 31, 2004 and July 31, 2003. Within the cash flow statements, the amounts related to business combinations were inadvertently reported under the caption “Capital and other expenditures” and amounts related to capital and other expenditures were inadvertently reported under the caption “Business combinations.” This inadvertent transposition did not affect the total cash used in or provided by investing activities nor total cash generated during the period, or other items on the financial statements. Corrected Condensed Consolidated Statements of Cash Flows are attached as Exhibit 99.1.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
99.1	Condensed Consolidated Statements of Cash Flows for the six months ended July 31, 2004 and July 31, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

AUTODESK, INC.

By:	/s/ ALFRED J. CASTINO
Alfred J. Castino Senior Vice President and Chief Financial Officer

Date: August 24, 2004

EXHIBIT INDEX

Exhibit No.	Description
99.1	Condensed Consolidated Statements of Cash Flows for the six months ended July 31, 2004 and July 31, 2003